SECURITIES AND EXCHANGE COMMISSION

Washington D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 14, 2003

Date of Report (Date of earliest event reported)

COMMUNICATION INTELLIGENCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19301	94-2790442
(Commission file number)	(IRS employer identification number)

275 Shoreline Drive, Suite 500, Redwood Shores, CA 94065
(Address of principal executive offices)

(650) 802-7888
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS.

Communication Intelligence Corporation (the “Company”) incorporates herein by reference the matters set forth in the Company’s press release dated March 14, 2003, filed as Exhibit 99.1 hereto.  The press release announces that effective March 14, 2003, the Company’s common stock no longer will be traded on the Nasdaq Small Cap Market, but rather will be traded on the Nasdaq Over The Counter Bulletin Board.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS. The following documents are being filed by the Company as Exhibits to this report.

EXHIBITS

99.1         Press release of the Company dated March 14,  2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2003

COMMUNICATION INTELLIGENCE CORPORATION
(Registrant)

By:	/s/ FRANK DANE
Frank Dane
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Subject Matter

99.1	Press release of the Company dated March 14, 2003